PREMIER GLOBAL INVESTING
(incorporated as Dreyfus Global Investing, Inc.)

Meeting of Stockholders
Scheduled for Wednesday, August 3, 1994


C O R R E C T I O N


          As set forth in its Fund Exhibit, the investment advisory fee payable by Premier Global Investing to The Dreyfus Corporation is .75 of 1% of the value of the Fund's average daily net assets. This fee has remained the same since the Fund's inception and no change is being recommended. Exhibit A to the Combined Proxy Statement, which inadvertently listed a different fee amount, is revised accordingly.